Exhibit 99.1

MAGELLAN PETROLEUM CORPORATION ARBN 117 452 454

ADMINISTRATIVE OFFICE
Hartford Square North	TELEPHONE	(+1) 860 293 2006
10 Columbus Blvd – 10th Floor	FACSIMILE	(+1) 860 293 2349
HARTFORD CT 06106, USA	WEBSITE	www.magpet.com
MAGELLAN PETROLEUM CORPORATION PROFIT REPORT
For the Year Ended June 30, 2006
(Dollars quoted are US$)
Magellan Petroleum Corporation recorded net income of $749,000 for the year ended June 30, 2006, compared to $87,000 for the previous fiscal year.
Revenues are up for the year by $4.7 million or 21.5%.
Oil sales increased approximately $3 million due to an increase in sales volume and prices. Volume in the Cooper Basin and Nockatunga increased by 22,853 barrels, which was offset by a decrease in Mereenie sales of 19,878 barrels. The increase in the Cooper Basin (18,761 barrels) is due to Kiana-1.
Gas sales are up $1.6 million over 2005. This is essentially due to an increase in average price per MCF of $3.04 in 2006 from $2.67 in 2005, a 37% increase.
Total costs and expenses increased $1.8 million over 2005 to $23.7 million.
Production costs increased $2.1 million to $8.2 million in 2006. This is primarily due to expenditures for the Mereenie workover program.
Exploration and dry hole costs decreased approximately $900,000 to $3.3 million in 2006. This is due to the fact that more money was spent on potential producing assets in 2006 versus 2005 and was capitalized. This relates primarily to the success of Kiana, Currambar and Udacha.
Depletion, depreciation and amortization costs decreased $717,000 to $6.3 million in 2006. Depletion expense for the Palm Valley and Mereenie fields decreased $1.2 million during the 2006 period primarily because of a decrease in depletable costs of $5.1 million. This decrease was partially offset by an increase in depletion for the Nockatunga project ($378,000) and properties in the Cooper Basin ($198,000) primarily because of a higher depletion rate for 2006 due to a change in reserve estimates.

During the third quarter, the Company recorded an asset retirement settlement loss of $445,000 related to the Mereenie field.
Shareholder communications costs increased $223,000 to $450,000 in 2006 essentially due to printing costs related to the exchange offer.
Other administrative expenses increased $662,000 to $1.5 million in 2006 primarily due to a non-cash charge for directors’ stock option expense of $365,000, increased marketing costs of $191,000 and a charge to bad debts of $48,000.
Further details are provided in the Preliminary Final Report to the Australian Stock Exchange, a copy of which is attached.
For further information, please contact Daniel Samela at (860) 293-2006.

Rules 4.3A
Appendix 4E
Preliminary Final Report
Name of entity
MAGELLAN PETROLEUM CORPORATION

	ABN	Financial Year Ended (‘Current Period’)
1.	117 452 454	30 June 2006

2.	Results for Announcement to the Market

					$US’000
2.1	Revenues from Ordinary Activities	up	21%	to	26,562

2.2	Profit from Ordinary Activities after Income Tax attributable to Members	up	761%	to	749

2.3	Net Profit for the period attributable to Members	up	761%	to	749

Franked amount per
2.4	Dividents (distributions)	Amount per security	security
	Final dividend	N/A	N/A
	Interim dividend	N/A	N/A

2.5	Record date for determining entitlements to the dividend, (in the case of a trust, distribution)	N/A

2.6	Brief explanation of any of the figures in ‘For Announcement to the Market’ section necessary to enable the figures to be understood:
•	Net income had a significant improvement from the net income in the prior corresponding period primarily due to the increase in oil sales revenue achieved during the current financial year resulting from higher average world crude oil prices.

3. Consolidated Statement of Financial Performance for the Financial Year Ended 30 June 2006

	2006	2005
Revenues:
Oil sales	$10,615,761	$7,574,022
Gas sales	14,060,968	12,478,293
Other production related revenues	1,885,706	1,818,471

Total revenues	26,562,435	21,870,786

Costs and expenses:
Production costs	8,220,013	6,144,339
Exploratory and dry hole costs	3,264,837	4,157,344
Salaries and employee benefits	2,709,172	2,726,341
Depletion, depreciation and amortization	6,314,049	6,994,253
Auditing, accounting and legal services	471,596	441,642
Accretion expense	425,254	406,960
Shareholder communications	449,561	227,032
Loss on settlement of asset retirement obligation	444,566	—
Other administrative expenses	1,455,696	800,200

Total costs and expenses	23,754,744	21,898,111

Operating income (loss)	2,807,691	(27,325)
Interest income	1,268,641	1,141,802
Gain on sale of field equipment	119,445	—

Income before income taxes and minority	4,195,777	1,114,477
Income tax expense (benefit)	1,678,980	(82,152)

Income before minority interests	2,516,797	1,196,629
Minority interests	(1,768,023)	(1,109,669)

Net income	$748,774	$86,960

Average number of shares:
Basic	28,353,463	25,783,243

Diluted	28,453,270	25,783,243

Per share (basic and diluted) Net income	$.03	—

Notes to the financial statements will be contained in Item 8 of the Company’s Form
10-K for the fiscal year ended June 30, 2006.

4. Consolidated Statement of Financial Position as at 30 June 2006

	June 30,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$21,882,882	$21,733,375
Accounts receivable — Trade	4,809,051	4,210,174
Accounts receivable — Working Interest Partners	413,786	864,922
Marketable securities	539,675	3,216,541
Inventories	734,887	591,997
Other assets	317,496	526,703

Total current assets	28,697,777	31,143,712

Deferred income taxes	3,093,219	1,014,907
Property and equipment:
Oil and gas properties (successful efforts method)	87,831,709	80,765,911
Land, buildings and equipment	2,448,790	2,552,980
Field equipment	789,921	1,620,909

	91,070,420	84,939,800
Less accumulated depletion, depreciation and amortization	(63,287,726)	(60,674,306)

Net property and equipment	27,782,694	24,265,494

Intangible exploration rights	5,323,347	—
Goodwill	7,243,751	—

Total assets	$72,140,788	$56,424,113

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,856,515	$3,602,085
Accrued liabilities	1,919,739	1,308,004
Income taxes payable	101,746	25,879
Deferred income taxes	1,963,500	—

Total current liabilities	5,841,500	4,935,968

Long term liabilities:
Deferred income taxes	3,032,587	—
Asset retirement obligations	7,147,261	5,729,180

Total long term liabilities	10,179,848	5,729,180

Minority interests	—	18,583,046
Commitments (Note 11)	—	—
Stockholders’ equity:
Common stock, par value $.01 per share:
Authorized 200,000,000 shares Outstanding 41,500,138 and 25,783,243	415,001	257,832
Capital in excess of par value	73,145,577	44,402,182

Total capital	73,560,578	44,660,014
Accumulated deficit	(14,412,688)	(15,161,462)
Accumulated other comprehensive loss	(3,028,450)	(2,322,633)

Total stockholders’ equity	56,119,440	27,175,919

Total liabilities, minority interests and stockholders’ equity	$72,140,788	$56,424,113

Notes to the financial statements will be contained in Item 8 of the Company’s Form
10-K for the fiscal year ended June 30, 2006.

5. Consolidated Statement of Cash Flows for the Financial Year Ended 30 June 2006

	2006	2005
Operating Activities:
Net income	$748,774	$86,960
Adjustments to reconcile net income to net cash provided by operating activities:
Gain from sale of field equipment	(119,445)	—
Depletion, depreciation and amortization	6,314,049	6,994,253
Accretion expense	425,254	406,960
Deferred income taxes	(157,300)	(1,454,544)
Minority interests	1,768,023	1,109,669
Exploration and dry hole costs	2,997,026	3,200,816
Increase (decrease) in operating assets and liabilities:
Accounts receivable	(774,696)	(978,727)
Other assets	209,207	(208,563)
Inventories	(170,664)	57,207
Accounts payable and accrued liabilities	75,843	(191,341)
Income taxes payable	74,416	(246,495)
Director’s options expense	375,438	—

Net cash provided by operating activities	11,765,925	8,776,195

Investing Activities:
Additions to property and equipment	(5,072,500)	(4,132,434)
Proceeds from sale of field equipment	119,445	—
Oil and gas exploration activities	(2,997,026)	(3,200,816)
Decrease in construction payables	(627,732)	(1,022,120)
Acquisition of minority interest in MPAL	(3,630,374)	—
Marketable securities matured	5,044,574	5,599,328
Marketable securities purchased	(2,367,707)	(5,639,435)

Net cash used in investing activities	(9,531,320)	(8,395,477)

Financing Activities:
Dividends to MPAL minority shareholders	(765,641)	(821,732)
Net cash used in financing activities	(765,641)	(821,732)

Effect of exchange rate changes on cash and cash equivalents	(1,319,457)	1,767,769

Net increase in cash and cash equivalents	149,507	1,326,755
Cash and cash equivalents at beginning of year	21,733,375	20,406,620

Cash and cash equivalents at end of year	$21,882,882	$21,733,375

Cash Payments:
Income taxes	22,000	13,000
Interest	—	—
Non-cash charges to oil & gas properties ($4,336,896), intangible exploration rights ($5,323,347), goodwill ($7,243,751), deferred tax liabilities ($2,898,073), minority interests ($18,583,046) and equity ($28,601,582) result from the acquisition of the minority MPAL shares.
In addition, non-cash asset retirement obligations increased as a result of a revision in estimates by $1,667,877.
Notes to the financial statements will be contained in Item 8 of the Company’s Form
10-K for the fiscal year ended June 30, 2006.

6. Dividends
No dividends paid
7. Details of Dividend or Distribution Reinvestment Scheme
N/A
8. Consolidated Accumulated Deficit

June 30, 2005	$(15,161,462)

Net income	748,774

June 30, 2006	$(14,412,688)

9. Net Tangible Assets per Security
Not required
10. Control Gained over Entities having Material Effect
Magellan Petroleum Australia Limited (MPAL) is the Company’s wholly-owned subsidiary. Prior to 2006, the Company owned approximately 55% of MPAL’s outstanding shares. In December 2005, the Company offered to exchange 0.75 of a share of its common stock and Aus. $0.10 in cash for each ordinary share of MPAL not currently owned by the Company (the “Exchange Offer”). The Exchange Offer expired on May 12, 2006, and on or prior to such expiration the Company acquired approximately 7.6 million additional shares of MPAL. Following completion of the Offer Period, the Company acquired all remaining outstanding MPAL shares pursuant to the compulsory acquisition provisions of Australian corporate law.
Loss of Control of Entities having Material Effect
N/A
11. Details of Associate and Joint Venture Entities
N/A

12. Other Significant Information
NIL
13. Accounting Standards for Foreign Entities
US Generally Accepted Accounting Principles
14. Commentary on Results for the Period

See attached Media Release.
15. Impact of Adopting Australian Equivalents to IFRS
N/A
16. Audited Accounts
This Report is based on accounts which are in the process of being audited.
17. Likely Dispute or Qualification
N/A

Date:

By:	/s/ Daniel J. Samela Daniel J. Samela
President, Chief Executive Officer and
Chief Accounting and Financial Officer